Exhibit 99.1

Investor Relations Contacts:

Jeffrey Goldberger / Brad Nelson
KCSA Strategic Communications
P: 212-896-1249 / 212-896-1217
Email: jgoldberger@kcsa.com / bnelson@kcsa.com

NTELOS Holdings Corp.
Announces Date for
2015 Annual Meeting of Stockholders

WAYNESBORO, Va. - September 17, 2015 - NTELOS Holdings Corp. (“NTELOS” or the “Company”; NASDAQ: NTLS) announced today that it has set the date for the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) as well as the record date for stockholders eligible to vote at the Annual Meeting.

The Annual Meeting will be held on Wednesday, November 11, 2015 at 9:00 a.m. Eastern time at the offices of Mayer Brown, 1221 Avenue of the Americas, New York, NY 10020.  Stockholders of record as of close of business on Friday, October 9, 2015 will be eligible to vote at the meeting. Stockholder proposals submitted in accordance with Section 14a-8 of the Securities Exchange Act of 1934 must be received by the Secretary of the Company at 1154 Shenandoah Village Drive, Waynesboro, Virginia 22980 no later than the close of business on October 2, 2015.

Among the proposals to be voted on at the Annual Meeting is the adoption of the Agreement and Plan of Merger among the Company, Shentel Telecommunications Company (“Shentel”; NASDAQ: SHEN) and Gridiron Merger Sub, Inc., and approval of the merger as set forth therein.

Additional information about the Annual Meeting will be contained in the Company’s Proxy Statement which will be mailed to stockholders of record prior to the Annual Meeting.

About NTELOS

NTELOS Holdings Corp. (NTLS), operating through its subsidiaries as "nTelos Wireless," is headquartered in Waynesboro, Va., and provides high-speed, dependable nationwide voice and data coverage for approximately 297,500 retail subscribers based in its Western Markets, comprised of western Virginia, West Virginia and portions of Maryland, North Carolina, Pennsylvania, Ohio and Kentucky. The Company's licensed territories in the Western Markets have a total population of approximately 4.4 million residents, of which its wireless network covers approximately 3.1 million residents. The Company is also the exclusive wholesale provider of wireless network services to Sprint Corporation in portions of its western Virginia and West Virginia territories for all Sprint wireless customers.

Forward Looking Statements
This document may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “project,” “will,” “may” “should,” and similar expressions identify forward-looking statements, which generally are not historical in nature.
Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. The forward-looking statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including, without limitation, the consummation of certain transactions between Shentel and Sprint, may not be satisfied and required regulatory approvals may not be obtained; (3) the merger may involve unexpected costs, liabilities or delays; (4) the risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, (5) the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally, (6) the outcome of any legal proceedings related to the merger; (7) the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (9) changes in the legal or regulatory environment; and (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. If the merger is consummated, the Company stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the Securities and Exchange Commission (SEC), including without limitation its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Reports on Form 10-Q filed thereafter, which are available on the SEC’s website at www.sec.gov.
Additional Information and Where to Find It
This document does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, NTELOS has filed a preliminary proxy with the SEC and will mail or otherwise provide to its stockholders a definitive proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, NTELOS’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that NTELOS files with the SEC (when available) from the SEC's website at www.sec.gov and on NTELOS’s investor relations section website at ir.ntelos.com. In addition, the proxy statement and other documents filed by NTELOS with the SEC (when available) may be obtained from NTELOS free of charge by directing a request to NTELOS’s Public Relations advisor at KCSA Strategic Communications, 880 Third Avenue, 6th Floor, New York, NY 10022.
NTELOS and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from NTELOS stockholders with respect to the proposed acquisition of NTELOS. Security holders may obtain information regarding the names, affiliations and interests of such individuals in NTELOS’s Annual Report on Form 10-K for the year ended December 31, 2014. Additional information regarding the interests of such individuals in the proposed acquisition of NTELOS will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC's website at www.sec.gov and NTELOS’s investor relations website at ir.ntelos.com.